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              [Letterhead of Weil, Gotshal & Manges LLP]

                            March 18, 1998





U S WEST, Inc.
USW-C, Inc.
7800 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

          We have acted as counsel to U S WEST, Inc., a Delaware corporation ("U S WEST"), and USW, Inc., a Delaware corporation ("New U S WEST"), in connection with the preparation and filing of the Registration Statement (File no. 333-45765) of New U S WEST on Form S-4 (as amended, the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock, par value $.01 per share ("New U S WEST Common Stock"), of New U S WEST to be issued to U S WEST's stockholders pursuant to the terms of a Separation Agreement (the "Separation Agreement"), to be entered into between U S WEST and New U S WEST. Pursuant to the Separation Agreement and subject to the terms and conditions set forth therein, (i) each outstanding share of U S WEST Communications Group Common Stock, par value $.01 per share, of U S WEST will be redeemed for one share of New U S WEST Common Stock and (ii) a fraction of a share of New U S WEST Common Stock will be issued as a dividend on each outstanding share of U S WEST Media Group Common Stock, par value $.01 per share (the "Separation").

          In so acting, we have reviewed the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), the form of restated certificate of incorporation of New U S WEST (the

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March 18, 1998
Page 2

"Restated Certificate") to be filed with the Secretary of State of Delaware immediately prior to the effective time of the Separation, and the form of Separation Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of U S WEST and New U S WEST, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of U S WEST and New U S WEST. We have also assumed the due execution and delivery of the Separation Agreement and the Restated Certificate and the due filing of the Restated Certificate with the Secretary of State of Delaware prior to the effective time of the Separation.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. New U S WEST is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The shares of New U S WEST Common Stock to be issued in connection with the Separation and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Separation Agreement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

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March 18, 1998
Page 3


          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Chapter 9: The Annual Meeting and Certain Other Matters Legal Matters" in the Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                       Very truly yours,